EXHIBIT 1

                                 JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G/A with respect to the shares of Common Stock of Nutramax Products, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 8, 1999
                         PERITUS ASSET MANAGEMENT, INC.

                         By: /s/ Timothy J. Gramatovich
                        --------------------------------
                             Timothy J. Gramatovich
                            Chief Investment Officer

                          PERITUS CAPITAL PARTNERS, LLC

                      By: Peritus Assets Management, Inc.,
                          Manager

                         By: /s/ Timothy J. Gramatovich
                        --------------------------------
                             Timothy J. Gramatovich
                            Chief Investment Officer